KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors/Trustees and Principal Financial Officer of SunAmerica Equity Funds, SunAmerica Income Funds, SunAmerica Money Market Funds, Inc., SunAmerica Strategic Investment Series, Inc., SunAmerica Senior Floating Rate Fund, Inc. and SunAmerica Style Select Series, Inc. (collectively the "Funds") do hereby severally constitute and appoint Peter A. Harbeck, Robert M. Zakem and Joseph P. Kelly or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Registration Statement, any and all amendments (including post-effective amendments) thereto and any other of the Funds' filings with the Securities Exchange Commission including proxy statements and filings on Form N-14, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

     WITNESS the due execution hereof on the date and in the capacity set forth below.


       SIGNATURE                        TITLE                       DATE
       ---------                        -----                       ----

/s/ Peter A. Harbeck           Director/Trustee
---------------------------                                     January 28, 2003
Peter A. Harbeck


/s/ Donna M. Handel            Treasurer (Principal Financial
---------------------------    and Accounting Officer)          January 28, 2003
Donna M. Handel


/s/ S. James Coppersmith       Director/Trustee
---------------------------                                     January 28, 2003
S. James Coppersmith


/s/ Samuel M. Eisenstat        Director/Trustee
---------------------------                                     January 28, 2003
Samuel M. Eisenstat


/s/ Stephen J. Gutman          Director/Trustee
---------------------------                                     January 28, 2003
Stephen J. Gutman

/s/ Sebastiano Sterpa          Director/Trustee
---------------------------                                     January 28, 2003
Sebastiano Sterpa


/s/ William F. Devin           Director/Trustee
---------------------------                                     January 28, 2003
William F. Devin

/s/ Dr. Judith L. Craven       Director/Trustee
---------------------------                                     January 28, 2003
Dr. Judith L. Craven


/s/ Robert M. Zakem            President (Principal
---------------------------    Executive Officer)               January 28, 2003
Robert M. Zakem